                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY


               FIRST AMENDMENT dated as of November 26, 2002 (this "Amendment"), to the Five-Year Revolving Credit Agreement dated as of March 30, 2001 (the "Credit Agreement"), among NORTHROP GRUMMAN CORPORATION, a Delaware corporation formerly known as NNG, Inc. (the "Company"); NORTHROP GRUMMAN SYSTEMS CORPORATION, a Delaware corporation formerly known as Northrop Grumman Corporation ("Northrop Operating"); LITTON INDUSTRIES, INC., a Delaware corporation ("Litton Operating" and, together with the Company and Northrop Operating, the "Borrowers"); the LENDERS (as defined in Article 1 of the Credit Agreement), JPMORGAN CHASE BANK and CREDIT SUISSE FIRST BOSTON, as Co-Administrative Agents, JPMORGAN CHASE BANK, as Payment Agent, SALOMON SMITH BARNEY INC., as Syndication Agent, and THE BANK OF NOVA SCOTIA and DEUTSCHE BANC SECURITIES INC. (formerly known as Deutsche Banc Alex. Brown Inc.), as Co-Documentation Agents.

     A. Pursuant to the Credit Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrowers.

     B. The Borrowers have informed the Lenders that the Company intends to acquire all of the outstanding equity interest of TRW Inc., an Ohio corporation ("TRW"), pursuant to the Agreement and Plan of Merger (the "TRW Merger Agreement") dated as of June 30, 2002, by and among TRW, the Company and Richmond Acquisition Corp., a newly formed Ohio corporation and wholly owned subsidiary of the Company ("Richmond Acquisition"). Pursuant to the TRW Merger Agreement, Richmond Acquisition shall be merged with and into TRW and TRW will become a wholly owned subsidiary of the Company (the "TRW Acquisition").

     C. The Borrowers have further informed the Lenders that, following the TRW Acquisition, the Company intends to cause TRW to sell, spin off to the shareholders of the Company or otherwise transfer or dispose of all or a portion of TRW automotive business (any such transfer or disposition being called the "TRW Automotive Business Disposition").

     D. In connection with the foregoing, the Borrowers have requested that the Lenders agree to amend certain provisions of the Credit Agreement as provided herein. The Lenders whose signatures appear below, constituting the Required Lenders, are willing, on the terms and subject to the conditions set forth herein, so to amend the Credit Agreement.

     E. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement as amended hereby.

     Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Amendments. (a) Section 1.01 of the Credit Agreement is hereby amended by:

     (i) inserting in the appropriate alphabetical order the following new definitions:

          "Amendment No. 1" means Amendment No. 1 and Agreement dated as of November 26, 2002, to this Agreement.


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                                                                               2

          "JPMorgan" means JPMorgan Chase Bank and its successors.

          "Subsidiary Guarantee Agreement" means a Subsidiary Guarantee Agreement substantially in the form of Exhibit A to Amendment No. 1, between a Subsidiary and the Co-Administrative Agents, acting on behalf of the Lenders.

          "TRW" means TRW Inc., an Ohio corporation.

          "TRW Automotive Business Disposition" shall mean any sale, spin-off to the shareholders of the Company or other transfer or disposition of all or a portion of TRW's automotive business in which the consideration received by the Company and its Subsidiaries (other than Subsidiaries that are part of TRW's automotive business) is not less than $2,000,000,000. For purposes of the foregoing, (a) consideration received by the Company and its Subsidiaries will be deemed to include, without duplication, the amount of any cash consideration received, the fair market value at the closing of such disposition of any non-cash consideration received and the principal amount of any Indebtedness of the Company or TRW that is (i) assumed by one or more of the entities disposed of, (ii) assumed by the purchaser of all or a portion of TRW's automotive business or (iii) refinanced with the proceeds of Indebtedness issued by one or more of the entities disposed of; provided, in the case of Indebtedness referred to in the foregoing clauses
     (i) and (ii), that, after giving effect to such disposition, neither the Company nor any of its Subsidiaries shall remain directly or contingently liable for, and none of the respective assets of such persons will be subject to any Lien securing, the payment of such Indebtedness, and (b) consideration received by the Company and its Subsidiaries will not be deemed to include any interest in TRW's automotive business that is retained by the Company or any of its Subsidiaries in connection with the TRW Automotive Business Disposition.

     (ii) deleting the definition of "Chase".

     (b) The definition of the term "Loan Documents" set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "Loan Documents" shall mean this Agreement, each promissory note, if any, delivered pursuant to this Agreement, and each Subsidiary Guarantee Agreement, as such documents may be amended, modified, supplemented or restated from time to time.

     (c) Section 1.05 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          SECTION 1.05. Certain Financial Covenant Calculations. (a) For purposes of determining the Funded Debt to Consolidated EBITDA Ratio and the Consolidated Fixed Charge Coverage Ratio for the four-quarter periods ending at the first three fiscal quarter ends of the Company following the closing of the TRW Acquisition (each such four-quarter period being called a "Designated Period"):

               (i) Consolidated EBITDA and Capital Expenditures shall be determined on a pro forma basis combining (A) the results of the Company and its consolidated subsidiaries (other than TRW and its subsidiaries) for such Designated Period and (B) the segment results reported by TRW (or, following the TRW Acquisition, the Company) for TRW's automotive business, space and electronics business and systems business, including any such business that is accounted for as a discontinued operation (but only, in the case of each such business of

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                                                                               3

          TRW, to the extent that such business continues to be wholly owned by TRW at the end of such Designated Period); and

               (ii) Interest Expense shall be determined on a pro forma basis combining (A) the results of the Company and its consolidated subsidiaries (including the results of TRW and its subsidiaries for fiscal quarters ending after the closing of the TRW Acquisition, but not for fiscal quarters ended prior to such closing) and (B) for each fiscal quarter ended prior to the closing of the TRW Acquisition, an amount equal to (1) 7% of the Funded Debt of TRW and its subsidiaries at the end of such fiscal quarter multiplied by (2) a fraction of which the numerator is the number of days in such fiscal quarter and the denominator is 365.

     The Company agrees that the financial statements delivered by it pursuant to Section 5.01 for each of the first three fiscal quarters ending after the closing of the TRW Acquisition will include or be accompanied by consolidating and segment information sufficient to permit the computations required by the foregoing paragraphs (i) and (ii).

          (b) Without limiting the foregoing (but subject to the final parenthetical in paragraph (a)(i) above), for purposes of all financial computations under Sections 6.08, 6.09 and 6.10 of this Agreement following the closing of the TRW Acquisition, balance sheet and income statement items that would otherwise be excluded from the Company's consolidated balances and results because they relate to discontinued operations of TRW and its subsidiaries will be included in such balances and results as if they related to continuing operations of TRW and such subsidiaries.

          (d) Section 6.02 of the Credit Agreement is hereby amended by:

          (i) replacing the proviso in paragraph (d) thereof with the following:

          "provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (d) after March 30, 2001, shall not exceed an amount equal to 15% of the consolidated assets of the Company as of September 30, 2002;"

          (ii) deleting the word "and" at the end of paragraph (c) thereof, inserting the word "and" at the end of paragraph (d) thereof and inserting the following new paragraph (e):

               "(e) the TRW Automotive Business Disposition;".

          (e) The first paragraph of Section 6.04(d) of the Credit Agreement is hereby amended to read as follows:

               "(d) the Company or any of the Subsidiaries may (i) acquire the business of, or all or any significant part of the Property of, or all or any significant part of the capital stock of, or be a party to any acquisition of, any Person engaged in the same line of business as the Company and its Subsidiaries, taken as a whole, or a related line of business (whether directly or through the merger of a Wholly-Owned Subsidiary with that Person) and (ii) complete the TRW Acquisition, subject, in each case, to the following:"

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                                                                               4

     (e) Section 6.05 of the Credit Agreement is hereby amended by deleting the word "and" at the end of paragraph (f), by relettering paragraph (g) as paragraph (h) and by inserting after paragraph (f) the following new paragraph
(g):

          "(g) Liens on assets of TRW and its subsidiaries existing at the time of the TRW Acquisition and not created in contemplation of such Acquisition, as set forth on the attached Schedule 6.05(g); and"

     (f) Section 6.06(g) of the Credit Agreement is hereby amended by changing the percentages "5%" and "2%" to "7%' and "3%", respectively.

     (g) Section 6.07(a)(xiii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(xiii) additional Indebtedness of the Company and the Subsidiaries (including Capital Lease Obligations and other Indebtedness secured by Liens permitted under clauses (e) and (f) of Section 6.05 hereof) in an aggregate amount at any one time outstanding not exceeding $750,000,000."

     (h) Section 6.07(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          "(b) The Borrowers will not permit the Indebtedness of all of the Subsidiaries that are not Borrowers (other than Indebtedness (a) owing to the Company or another Subsidiary and (b) of any Subsidiary that shall have executed and delivered to the Payment Agent a Subsidiary Guarantee Agreement together with evidence satisfactory to the Payment Agent of the power and authority of such Subsidiary to enter into such Agreement) to exceed $425,000,000 in the aggregate at any one time outstanding."

     (i) Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          SECTION 6.10. Fixed Charge Coverage Ratio. The Company will not permit the Fixed Charge Coverage Ratio as of any Fiscal Date to be less than 1.25x until the earlier of (x) the completion of the TRW Automotive Business Disposition and (y) December 30, 2003. At any time thereafter, or in the event that the TRW Acquisition shall not have been consummated, the Company will not permit the Fixed Charge Coverage Ratio as of any Fiscal Date in any period set forth below to be less than the ratio set forth below opposite such period:

                  Fiscal Date                          Ratio
                  -----------                          -----
     December 31, 2002 - September 30, 2003            1.75x
     December 31, 2003 - September 30, 2004            2.00x
     December 31, 2004 and each Fiscal Date            2.25x

     (j) The following new Section 5.08 is inserted at the end of Article V of the Credit Agreement:

          SECTION 5.08. Completion of TRW Automotive Business Disposition. In the event the TRW Acquisition shall be completed, the Company will cause the TRW Automotive Business Disposition to be completed not later than December 31, 2003.

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                                                                               5

     (k) Clause (d) of Article VII of the Credit Agreement is amended by inserting "5.08," immediately prior to "Section 10.14" therein.

     (l) References to "Chase" in the Credit Agreement shall be deleted and "JPMorgan" substituted therefor.

     (m) Schedule 6.05(g) hereto is substituted for the existing Schedule 6.05(g) to the Credit Agreement.

     (n) The Lenders agree, notwithstanding any provision to the contrary in the Credit Agreement, that Litton Operating may be merged with and into Northrop Operating in a transaction in which no Person other than the Company receives any consideration, and that, from and after the effectiveness of such merger, all references in the Credit Agreement to Litton Operating shall be deemed to be references to Northrop Operating.

     SECTION 2. Representations and Warranties. To induce the Lenders to enter into this Amendment, the Borrowers represent and warrant to such parties that
(a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof (and will be true and correct after giving effect to the TRW Acquisition), except to the extent such representations and warranties expressly relate to an earlier date; and (b) no Default or Event of Default has occurred and is continuing (or will have occurred and be continuing after giving effect to the TRW Acquisition).

     SECTION 3. Amendment Fee. The Company agrees to pay in immediately available funds to each Lender that executes and delivers to the Payment Agent (or its counsel) a copy of this Amendment at or prior to 5:00 p.m., New York City time, on November 26, 2002, an amendment fee (the "Amendment Fee") in an amount equal to 0.10% of the amount of such Lender's Revolving Commitment (whether used or unused) as of the date hereof; such Amendment Fee will be payable on November 27, 2002. Notwithstanding the foregoing, the Amendment Fee shall not be payable unless this Amendment shall have been executed and delivered by the Required Lenders. Once paid, the Amendment Fee shall not be refundable.

     SECTION 4. Conditions to Effectiveness. The amendments provided for in
Section 1 shall become effective on the date (the "Amendment Effective Date") on which the following conditions are satisfied; provided that the effectiveness of the amendments set forth in paragraphs (a) (other than the provisions of paragraph (a)(i) adding definitions of TRW and TRW Automotive Business Disposition), (b), (d)(i), (h), (l) and (n) of Section 1 will be subject only to the satisfaction of the condition set forth in paragraph (a) below:

     (a) the Payment Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrowers and the Required Lenders;

     (b) the TRW Acquisition shall have been or shall on the Amendment Effective Date be consummated on substantially the terms set forth in the TRW Merger Agreement as in effect on the date hereof;

     (c) the existing Indebtedness and all credit and similar agreements of TRW (other than the Indebtedness and agreements listed on Schedule 1) shall have been or shall on the Amendment Effective Date be repaid and terminated, and all Liens securing such Indebtedness (other than the Liens listed on Schedule 6.05(g) hereto) shall have been or shall on the Amendment Effective Date be released, and the Payment Agent shall have received such evidence as it shall have reasonably requested as to the satisfaction of such condition;

     (d) the Company shall have delivered to the Payment Agent with respect to the TRW Acquisition a certificate of a senior accounting or financial officer satisfying the requirements of Section 6.04(d) of the Credit Agreement and confirming the accuracy as of the Amendment Effective Date of the representations set forth in Section 2; and

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                                                                               6

     (e) TRW shall have executed and delivered to the Payment Agent a Subsidiary Guarantee Agreement together with evidence satisfactory to the Payment Agent of the power and authority of TRW to enter into such Agreement.

     Notwithstanding the foregoing, if the Amendment Effective Date shall not have occurred by January 31, 2003, then the amendments provided for in Section 1 shall terminate and be of no further force or effect.

     SECTION 5. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Co-Administrative Agents, the Syndication Agent or the Co-Documentation Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby. This Amendment shall constitute a "Loan Document" for all purposes of the Credit Agreement and the other Loan Documents.

     SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

     SECTION 7. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     SECTION 9. Expenses. The Borrower agrees to reimburse the Payment Agent for all out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Co-Administrative Agents.

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                                                                               7

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

                                    NORTHROP GRUMMAN CORPORATION,


                                    by:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    NORTHROP GRUMMAN SYSTEMS
                                    CORPORATION,


                                    by:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    LITTON INDUSTRIES, INC.,


                                    by:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    JPMORGAN CHASE BANK,
                                    individually and as Co-Administrative Agent and Payment Agent,



                                    by:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    CREDIT SUISSE FIRST BOSTON,
                                    individually and as Co-Administrative Agent,


                                    by:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    by:
                                       -----------------------------------------
                                       Name:
                                       Title: